To:                                              Milan, November 16, 2002 [sic]
Caboto Holding Sim Spa
Via Boito 7
20121 Milano

Attn:  Mr. Giulio Sartirana and Mr. Massimo Mocio

Re: Granting power of attorney


Dear Sirs:

         We are hereby granting you power of attorney to carry out and complete the Equity Swap transaction in the terms described below under EQUITY SWAP TRANSACTION, enclosed in an Addendum.

         Regarding the recovery you will carry out in the market, for the determination of the Initial Price, they may not be completed if the price of the Olivetti common shares exceeds 1.37 Euros.

         This power of attorney is effective as of 9:00 a.m. today (November 16, 2001) and expires as of 5:30 p.m. on November 22, 2001 and, in the event that the market conditions have not allowed completing the entire planned amount of the transaction (131,750,000 Olivetti common shares), said power of attorney can be renewed by the parties under similar terms and conditions.

         It is understood that Olimpia is obligated, in any event, to approve even a partial execution of the transaction.


                                  Best regards



                                   Olimpia SpA







ADDENDUM
                             EQUITY SWAP TRANSACTION
                             -----------------------


  COUNTERPARTS:            Party A)  CABOTO HOLDING SIM

                                 OLIMPIA S.p.A.

--------------------------------------------------------------------------------

                                    Party B) OLIMPIA

                                    EQUITY SWAP
                                    REF: OLIM.1

Summary of terms:


Trade Date                          TO BE DETERMINED

Effective Date:                     TO BE DETERMINED

Termination Date:                   5.10.2007

                                    Subject to adjustment in accordance with the Modified Following Business Day Convention.



Shares:                             131,750,000 OLIVETTI ORD.



Exchange:                           Milan Stock Exchange

Equity Amounts payable
by :

Equity Amount Payer:                CABOTO HOLDING SIM
 (Party A)

Equity Notional Amount              TO BE DETERMINED


Equity Payment Dates:               5.10.2007

                                    On payment date Party A will pay to Party B the capital appreciation on the underlying portfolio, being the final valuation price minus the initial valuation price on the respective valuation date. Provided that if the result is a negative amount (capital depreciation) B will pay the absolute value of such amount to A.


Type of Return:            Total Return


================================================================================
          Headquarters: Viale Sarca, 222-- 20126 Milan-- Tel. 02.8535.1
      Fully paid company capital: 1,562,596,150-- Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961-- R.E.A. No. 165922 of Milan-- UIC
                             registration No. 32870

Initial Price The average price at which the hedge of the equity swap will be effected in the market (time of execution up to 5 days ).


Final Price:                        The average of OFFICIAL PRICE ( PREZZO
                                    UFFICIALE ) per share on the three business days before expiration.


Valuation Time:                     The time of calculation of the official
                                    price of the Share on the Exchange.


Valuation Dates:                    THE THREE BUSINESS DAYS BEFORE EXPIRATION .



Dividend Payment Dates: If a record date for dividends on shares in the underlying portfolio occurs between the trade date and the final valuation date, then Party A will make to Party B such a payment on the earlier of the day on which dividends are paid by the issuer in respect of the Shares and Termination Date.


Dividend Amount: An amount equal to the product of 100 % of the stated cash dividend paid in respect of a single share to which holders of record of such shares become entitled and the number of Shares as determined by the Calculation Agents.


FIX Amounts payable by:

FIX Amount Payer:                   OLIMPIA

Payment Dates:                      30.11.2001


AMOUNT PAYABLE :                    32% OF INITIAL PRICE OF SHARE.



Adjustments:

Method of Adjustment:               Calculation Agent Adjustment

================================================================================
          Headquarters: Viale Sarca, 222-- 20126 Milan-- Tel. 02.8535.1
      Fully paid company capital: 1,562,596,150-- Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961-- R.E.A. No. 165922 of Milan-- UIC
                             registration No. 32870

Extaordinary Events:

Consequences of Merger Events:

a) Share-for-Share:                 Alternative obligation

b) Share-for-Other:                 Cancellation and payment

c) Share-for-Combined:              Alternative obligation

Options Exchange:                   Milan Stock Exchange

Nationalization or Insolvency:      Cancellation and payment

EARLY TERMINATION : APPLICABLE. WITH 8 DAYS NOTICE

IN CASE OF EARLY TERMINATION THE VALUATION WILL FOLLOW THE SAME TERMS OF THE FINAL VALUATION (AVERAGE OF THE OPENING PRICE IN THE THREE BUSINESS DAYS FOLLOWING 8 DAYS NOTICE). THE FINAL VALUATION PRICE WILL BE CALCULATED USING THE AVERAGE OF THE OFFICIAL PRICE IN THE THREE BUSINESS DAYS FOLLOWING THE NOTICE PERIOD.
THE DELIVERY OF THE SHARES ( IF REQUESTED) WILL TAKE EFFECT THREE BUSINESS DAYS FOLLOWING THE LAST DAY USED FOR THE AVERAGING CALCULATION.

AT MATURITY, AND IN ANY DATE BEFORE MATURITY, UPON A 8 (EIGHT) DAYS PRIOR WRITTEN NOTICE BY OLIMPIA, CABOTO HOLDING SIM SHALL DELIVER OR PROCURE THAT THIRD PARTY/PARTIES DELIVER TO OLIMPIA THE NUMBER OF SHARES ( ALL SIZE OR PARTIAL) AGAINST PAYMENT OF THE FINAL PRICE MULTIPLIED BY THE NUMBER OF SHARES PLACED AT OLIMPIA'S DISPOSAL.



Calculation Agents:                 CABOTO HOLDING SIM







================================================================================
          Headquarters: Viale Sarca, 222-- 20126 Milan-- Tel. 02.8535.1
      Fully paid company capital: 1,562,596,150-- Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961-- R.E.A. No. 165922 of Milan-- UIC
                             registration No. 32870